Exhibit 10.49

JOINDER AND SUPPLEMENT AGREEMENT

This JOINDER AND SUPPLEMENT AGREEMENT (this “Joinder Agreement”) dated as of August 25, 2005, is made and executed by Douglas Emmett 2002, LLC, a limited liability company organized under the laws of the State of Delaware (the “Borrower”) and DEG, LLC, a limited liability company organized under the laws of the State of Delaware (the “Co-Borrower”), and is made with reference to and is attached to that certain Loan Agreement dated as of August 25, 2005 (as Modified from time to time, the “Loan Agreement”) by and among the Borrower, the lenders from time to time party thereto (the “Lenders”) and Eurohypo AG, New York Branch, as agent for the Lenders (together with its successors and assigns, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined have the meanings ascribed to such terms in the Loan Agreement.

R E C I T A L S

WHEREAS, the Co-Borrower is the owner of certain fee and leasehold interests in the Harbor Court Project (as such term is defined in the Supplement to Joinder Agreement which is attached hereto and forms a part hereof (the “Joinder Supplement”)) and the owner of certain fee and leasehold interests in the Bishop Street Project (as such term is defined in the Joinder Supplement) (the Co-Borrower’s right, title and interests in and to the foregoing projects is referred to herein collectively as the “Co-Borrower Projects”); and

WHEREAS, a portion of the proceeds of the Loans will be used to repay certain indebtedness of the Co-Borrower secured by the Co-Borrower Projects and otherwise to benefit Co-Borrower and the Co-Borrower Projects; and

WHEREAS, the Borrower owns a ninety-eight percent (98%) interest in the Co-Borrower, and the Co-Borrower will benefit from the provision of credit to the Borrower and the Co-Borrower on the terms set forth in the Loan Agreement and the other Loan Documents.

NOW, THEREFORE, THE BORROWER AND THE CO-BORROWER HEREBY AGREE AS FOLLOWS FOR THE BENEFIT OF THE ADMINISTRATIVE AGENT AND THE LENDERS:

1.                                       Joinder and Assumption by the Co-Borrower. The Co-Borrower acknowledges and agrees to the terms, conditions and provisions of the Loan Agreement and the other Loan Documents (as supplemented by this Joinder Agreement and the Joinder Supplement); agrees to become a co-borrower under the Loan Agreement and the other Loan Documents (as supplemented by this Joinder Agreement and the Joinder Supplement) with liability thereunder (subject to the terms of the Loan Agreement, including, without limitation, Section 14.23 of the Loan Agreement) joint and several with the Borrower; assumes, on a joint and several basis with the Borrower, all of the agreements, acknowledgements, liabilities, indemnities and obligations of the “Borrower” under the Loan Agreement and the other Loan Documents (as supplemented by this Joinder Agreement and the Joinder Supplement); makes all of the representations and warranties of and grants all of the rights, remedies and waivers granted by the “Borrower” under the Loan Agreement and the other Loan Documents; agrees that the Administrative Agent and the Lender, shall have, with respect to the Co-Borrower and the

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Co-Borrower Projects, all of the rights, remedies, powers, privileges and immunities which they have with respect to the Borrower and the Projects under the Loan Agreement and the Loan Documents; and the Borrower and the Co-Borrower hereby acknowledge that the effectiveness of the Commitments and the obligations of the Lenders to make the Loans to the Borrower and the Co-Borrower are subject to conditions precedent with respect to the Co-Borrower and the Co-Borrower Projects which are exactly the same as those which apply to the Borrower and the Projects; IN EACH OF THE FOREGOING CASES, as if (A) each reference in the Loan Agreement and the other Loan Documents to the “Borrower” or any “Borrower Party” or “Borrower Parties” (except (i) references to such terms contained in the definitions in Section 1.01 of the Loan Agreement, (ii) references to such terms contained in Loan Documents to which Co-Borrower is not a party and (iii) as otherwise expressly provided to the contrary in any of the Loan Documents), shall include, in addition to the parties named therein, the Co-Borrower, jointly and severally with the Borrower; (B) each reference in the Loan Agreement and the other Loan Documents to any “Project” (including, without limitation, in any defined term therein, but excluding references to such term contained in Loan Documents to which Co-Borrower is not a party or as otherwise expressly provided to the contrary in any of the Loan Documents) shall, where the applicable context requires, mean and include both each Project and each Co-Borrower Project; and (C) each reference in the Loan Agreement and the other Loan Documents (including, without limitation, any defined term therein) to any Loan Document shall mean any applicable Loan Document to which the Borrower or the Co-Borrower is a party, if any. The Co-Borrower further agrees that an “Event of Default” shall occur with respect to the Co-Borrower if any Event of Default as defined in Article XII of the Loan Agreement shall occur with respect to the Borrower or shall occur as if each reference to the “Borrower” contained in such Article XII included both the Borrower and the Co-Borrower, individually and collectively. The Borrower agrees that it has joint and several liability for all of the Obligations of the Co-Borrower under the Loan Agreement, as supplemented by this Joinder Agreement and the Joinder Supplement, and the other Loan Documents.

2.                                       California Civil Code Section 2954.10 Waiver. By initialing this provision where indicated below, the Co-Borrower hereby makes each of the acknowledgments set forth in Section 2.06(d) of the Loan Agreement. By initialing this provision where indicated below, the Co-Borrower waives any rights it may have under California Civil Code Section 2954.10, or any successor statute, and the Co-Borrower confirms that the Lenders’ agreement to make the Loans at the interest rate and on the other terms set forth in the Loan Agreement constitutes adequate and valuable consideration, given individual weight by the Co-Borrower, for the prepayment provisions set forth in Section 2.06 of the Loan Agreement and hereby waives its rights under California Civil Code Section 2954.10 as set forth in Section 2.06(d) of the Loan Agreement.

Co-Borrower’s Initials

3.                                       Execution and Delivery of Documents by the Co-Borrower. The Borrower and the Co-Borrower shall jointly and severally execute the Notes for each Lender, each of which shall evidence the Loans made by such Lender to the Borrower and the Co-Borrower collectively. The Co-Borrower shall deliver to the Administrative Agent those documents referred to in Sections 6.01(c), (d), (e), (f), (g), (i), (j), (s), and (w) of the Loan

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Agreement with respect to the Co-Borrower, in each case in form and substance satisfactory to the Administrative Agent.

4.                                       Joinder Supplement. The provisions set forth in the Supplement to Joinder Agreement attached hereto as Exhibit A are made a part hereof and incorporated by reference herein.

5.                                       Suretyship Provisions.

5.1                                 Definitions and Background. The parties to this Joinder Agreement each acknowledges and agrees that the intention of the parties is that both the Borrower and the Co-Borrower shall be direct, primary, joint and several obligors with respect to all Obligations. However, in the event that for any reason either the Borrower or the Co-Borrower (in such event, such party is referred to herein as the “Secondary Obligor”) is held or deemed to be a guarantor of or surety for the payment and performance of the obligations of the other (in such event, such other party is referred to herein as the “Primary Obligor”) under this Agreement, the Loan Agreement or any of the other Loan Documents (such obligations are collectively referred to herein as the “Primary Obligor Obligations” and all documents evidencing, securing or relating to the Primary Obligor Obligation are referred to herein as the “Primary Obligor Documents”), the Primary Obligor and Secondary Obligor hereby agree as follows.

5.2                                 Rights of the Administrative Agent and Lenders. Without modifying or otherwise limiting any of the Primary Obligor’s rights under the Loan Agreement or the other Loan Documents with respect to any or all of the following acts, the Secondary Obligor authorizes the Administrative Agent and the Lenders to perform any or all of the following acts at any time in their sole discretion, all without notice to the Secondary Obligor and without affecting the rights of the Administrative Agent or the Lenders or the Secondary Obligor’s obligations under the Loan Agreement and the Loan Documents:

(a)                                  The Administrative Agent or the Lenders may alter any terms of the Primary Obligor Obligations or any part thereof, including renewing, compromising, extending or accelerating, or otherwise changing the time for payment of, or increasing or decreasing the rate of interest on, the Primary Obligor Obligations or any part thereof.

(b)                                 The Administrative Agent or the Lenders may take and hold security for the Primary Obligor Obligations, accept additional or substituted security therefor, and subordinate, exchange, enforce, waive, release, compromise, fail to perfect and sell or otherwise dispose of any such security.

(c)                                  The Administrative Agent or the Lenders may direct the order and manner of any sale of all or any part of any security now or later to be held for the Primary Obligor Obligations, and the Administrative Agent or the Lenders may also bid at any such sale.

(d)                                 The Administrative Agent or the Lenders may apply any payments or recoveries from the Primary Obligor, the Secondary Obligor or any other source, and any proceeds of any security, to the Primary Obligor Obligations in such manner, order and priority as the Administrative Agent or the Lenders may elect.

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(e)                                  The Administrative Agent or the Lenders may release the Primary Obligor from its liability for the Primary Obligor Obligations or any part thereof.

(f)                                    The Administrative Agent or the Lenders may substitute, add or release any one or more guarantors or endorsers.

5.3                                 Obligations of Secondary Obligor to be Absolute. The Secondary Obligor expressly agrees that, until all Obligations have been paid and performed in full, the Secondary Obligor shall not be released by or because of:

(a)                                  Any act or event which might otherwise discharge, reduce, limit or modify the Secondary Obligor’s obligations under the Loan Agreement or the other Loan Documents;

(b)                                 Any waiver, extension, modification, forbearance, delay or other act or omission of the Administrative Agent or the Lenders, or any failure to proceed promptly or otherwise against the Primary Obligor, the Secondary Obligor or any security;

(c)                                  Any action, omission or circumstance which might increase the likelihood that the Secondary Obligor may be called upon to perform under this Agreement or the other Loan Documents or which might affect the rights or remedies of the Secondary Obligor against the Primary Obligor; or

(d)                                 Any dealings occurring at any time between the Primary Obligor and the Administrative Agent or the Lenders, whether relating to the Primary Obligor Obligations or otherwise.

The Secondary Obligor hereby acknowledges that, absent this Section 5.3, the Secondary Obligor might have a defense to its Obligations as a result of one or more of the foregoing acts, omissions, agreements, waivers or matters. The Secondary Obligor hereby expressly waives and surrenders any defense to any liability on account of its Obligations based upon any of such acts, omissions, agreements, waivers or matters.

5.4                                 Waivers of Defenses. The Secondary Obligor waives:

(a)                                  Any right it may have to require the Administrative Agent or the Lenders to proceed against the Primary Obligor, proceed against or exhaust any security held from the Primary Obligor, or pursue any other remedy in the Administrative Agent’s or Lenders’ power to pursue;

(b)                                 Any defense based on any claim that the Secondary Obligor’s obligations exceed or are more burdensome than those of the Primary Obligor;

(c)                                  Any defense based on:  (i) any legal disability of the Primary Obligor; (ii) any release, discharge, modification, impairment or limitation of the liability of the Primary Obligor to the Administrative Agent or the Lenders from any cause, whether consented to by the Administrative Agent or the Lenders or arising by operation of law or from any bankruptcy or other voluntary or involuntary proceeding, in or out of court, for the adjustment of debtor-creditor relationships (“Insolvency Proceeding”) and (iii) any rejection or disaffirmance, of the

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Primary Obligor Obligations, or any part thereof, or any security held therefor, in any such Insolvency Proceedings;

(d)                                 Any defense based on any action taken or omitted by the Administrative Agent or the Lenders in any Insolvency Proceeding involving the Primary Obligor, including any election to have their claim allowed as being secured, partially secured or unsecured, any extension of credit by the Administrative Agent or the Lenders to the Primary Obligor in any Insolvency Proceeding and the taking and holding by the Administrative Agent or the Lenders of any security for any such extension of credit;

(e)                                  All presentments, demands for performance, notice of nonperformance, protests, notices of protest, notices of dishonor, notices of acceptance of the Obligations and of the existence, creation, or incurring of new or additional indebtedness, and demands and notices of every kind, but only in Secondary Obligor’s capacity as Secondary Obligor and not in its capacity as Primary Obligor or as otherwise provided in the Loan Documents; and

(f)                                    Any defense based on or arising out of any action of the Administrative Agent or the Lenders described in Sections 5.2 or 5.3 above, subject to the provisions of Section 5.2 and 5.3 above.

5.5                                 Impairment of Subrogation Rights.

(a)                                  Upon an Event of Default by the Primary Obligor, the Administrative Agent in its sole discretion, without prior notice (except as required by the Loan Documents or Applicable Law) to or consent of the Secondary Obligor, may elect to foreclose either judicially or nonjudicially against any real or personal property security it may hold for the Primary Obligor Obligations, or accept a transfer of any such security in lieu of foreclosure, or compromise or adjust the Primary Obligor Obligations or any part thereof or make any other accommodation with the Primary Obligor, or exercise any other remedy against the Primary Obligor or any security. No such action by the Administrative Agent shall release or limit the liability of the Secondary Obligor, who shall, subject to the provisions of Section 14.23(a) of the Loan Agreement, remain liable for the Obligations after the action, even if the affect of the action is to deprive the Secondary Obligor of any subrogation rights, rights of indemnity, or other rights to collect reimbursement from the Primary Obligor for any sums paid to the Administrative Agent or any Lender, whether contractual or arising by operation of law or otherwise. The Secondary Obligor expressly agrees that under no circumstances shall it be deemed to have any right, title, interest or claim in or to any real or personal property held by the Administrative Agent or any third party after any foreclosure or transfer in lieu of foreclosure of any security for the Primary Obligor Obligations.

(b)                                 Regardless of whether the Secondary Obligor may have made any payments to the Administrative Agent or the Lenders, the Secondary Obligor hereby waives:  (i) all rights of subrogation, indemnification, contribution and any other rights to collect reimbursement from the Primary Obligor or any other party for any sums paid to the Administrative Agent or the Lenders whether contractual or arising by operation of law (including, without limitation, under Sections 2847 or 2848 of the California Civil Code, under any provisions of the United States Bankruptcy Code, or any successor or similar statutes) or

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otherwise, (ii) all rights to enforce any remedy that the Administrative Agent or the Lenders may have against the Primary Obligor, and (iii) all rights to participate in any security now or later held by the Administrative Agent or the Lenders for the Primary Obligor Obligations. The Secondary Obligor further agrees that, to the extent the foregoing waiver is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement, contribution and indemnification the Secondary Obligor may have against the Primary Obligor or against any collateral or security, shall be junior and subordinate to any rights the Administrative Agent or the Lenders may have against the Primary Obligor, and to all right, title and interest the Administrative Agent or the Lenders may have in any such collateral or security. If any amount shall be paid to the Secondary Obligor on account of any such subrogation, reimbursement, contribution or indemnification rights at any time when all the Primary Obligor Obligations have not been paid in full, such amount shall be held in trust by the Secondary Obligor and shall forthwith be paid over to the Administrative Agent to be credited and applied against the Primary Obligor Obligations, whether matured or unmatured, in accordance with the terms of the Primary Obligor Documents. The waivers given in this Section 5.5(b) shall be effective until the Primary Obligor Obligations have been paid and performed in full.

(c)                                  The Secondary Obligor understands and acknowledges that, if the Administrative Agent forecloses judicially or nonjudicially against any real property security for the Primary Obligor Obligations, that foreclosure could impair or destroy the ability that the Secondary Obligor may have to seek reimbursement, contribution or indemnification from the Primary Obligor. The Secondary Obligor further understands and acknowledges that in the absence of this Section 5.5, such potential impairment or destruction of the Secondary Obligor’s rights, if any, may entitle the Secondary Obligor to assert a defense to its liability on account of the Obligations based on Section 580d of the California Code of Civil Procedure as interpreted in Union Bank v. Gradsky, 286 Cal.App.2d 40 (1968). The Secondary Obligor freely, irrevocably and unconditionally:  (i) waives and relinquishes that defense and agrees that the Secondary Obligor will be fully liable for the Obligations even though the Administrative Agent may foreclose judicially or nonjudicially against any real property security for the Primary Obligor Obligations; (ii) agrees that the Secondary Obligor will not assert that defense in any action or proceeding which the Administrative Agent may commence to enforce the Secondary Obligor’s liability on account of the Obligations, (iii) acknowledges and agrees that the rights and defenses waived by the Secondary Obligor hereunder on account of the Primary Obligor Obligations include any right or defense that the Secondary Obligor may have or be entitled to assert based upon or arising out of any one or more of Sections 580a, 580b or 726 of the California Code of Civil Procedure or Section 2848 of the California Civil Code; and (iv) acknowledges and agrees that the Lenders are relying on this waiver in extending the credit to the Primary Obligor and the Secondary Obligor, and that this waiver is a material part of the consideration which the Administrative Agent and the Lenders are receiving for providing the credit facilities under the Loan Agreement to the Primary Obligor.

(d)                                 The Secondary Obligor waives any rights and defenses that are or may become available to the Secondary Obligor on account of the Primary Obligor Obligations by reason of Sections 2787 to 2855, inclusive, of the California Civil Code.

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(e)                                  The Secondary Obligor waives all rights and defenses that the Secondary Obligor may have because the Primary Obligor Obligations are secured by real property. This means, among other things, (i) the Lender may collect from the Secondary Obligor and pursue any real or personal property pledged by the Secondary Obligor without first foreclosing on any real or personal property collateral pledged by the Primary Obligor; (ii) the amount of the Obligations for which Secondary Obligor is liable may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price; and (iii) the Administrative Agent and the Lenders may collect from the Secondary Obligor even if the Administrative Agent, by foreclosing on the real property collateral, has destroyed any right the Secondary Obligor may have to collect from the Primary Obligor. This is an unconditional and irrevocable waiver of any rights and defenses the Secondary Obligor may have because the Primary Obligor Obligations are secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the Code of Civil Procedure. In addition, Secondary Obligor waives all rights and defenses arising out of an election of remedies by the Administrative Agent or the Lenders, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for the guaranteed obligation, has destroyed the Secondary Obligor’s rights of subrogation and reimbursement against the Primary Obligor by the operation of Section 580d of the Code of Civil Procedure or otherwise.

5.6                                 Revival and Reinstatement. If the Administrative Agent or any Lender is required to pay, return or restore to the Primary Obligor or any other person any amounts previously paid on the Primary Obligor Obligations because of any Insolvency Proceeding of the Primary Obligor, any stop notice or any other reason, the obligation of the Secondary Obligor shall be reinstated and revived and the rights of the Administrative Agent and the Lenders shall continue with regard to such amounts, all as though they had never been paid.

5.7                                 The Primary Obligor’s Financial Condition. The Secondary Obligor assumes full responsibility for keeping informed of the Primary Obligor’s financial condition and business operations and all other circumstances affecting the Primary Obligor’s ability to pay and perform its obligations to the Administrative Agent, and agrees that the Administrative Agent shall have no duty to disclose to the Secondary Obligor any information which the Administrative Agent may receive about the Primary Obligor’s financial condition, business operations, or any other circumstances bearing on its ability to perform.

5.7                                 Intent of Waivers. The waivers and other provisions of this Section 5 are made by the Secondary Obligor solely for itself and not on behalf of the Primary Obligor. Furthermore, the waivers and other provisions of this Section 5 are made by the Secondary Obligor solely in its capacity as a Secondary Obligor and not in its capacity as a Primary Obligor. Nothing herein is intended to, or shall, modify, or constitute a waiver or surrender by the Secondary Obligor of, any right, remedy or defense that would otherwise be available to the Secondary Obligor on account of its Obligations in its capacity as a Primary Obligor.

6.                                       Miscellaneous. For all purposes of the Loan Agreement and the other Loan Documents, this Joinder Agreement and the Joinder Supplement are “Loan Documents.”  The Loan Agreement contains certain provisions which apply to the Loan Documents, and those provisions apply to this Joinder Agreement and the Joinder Supplement, and are incorporated

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herein by this reference. Those incorporated provisions include, without limitation, those relating to manner of delivering notice, certain waivers (including waiver of jury trial), submission to jurisdiction, the Borrower’s and Co-Borrower’s responsibility for certain expenses, severability, manner for amendment and modification of this Agreement, governing law and other matters. This Joinder Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one and the same agreement. Delivery of an executed signature page of this Joinder Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

7.                                       Limitation of Liability. The provisions of Section 14.23(a) of the Loan Agreement shall apply to the terms of this Joinder Agreement.

[signatures appear on the next page]

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

DEG, LLC, a Delaware limited liability company

By:	Douglas Emmett Realty Advisors,
its Manager

	By:	/s/ William Kamer
William Kamer
Senior Vice President

Address for Notices:

DEG, LLC
c/o Douglas Emmett Realty Advisors
808 Wilshire Boulevard, Suite 200
Santa Monica, California 90401
Attention: Jordan L. Kaplan and William Kamer
Telecopier No.: (310) 255-7702

DOUGLAS EMMETT 2002, LLC
a Delaware limited liability company

By:	DOUGLAS EMMETT REALTY
ADVISORS,
a California corporation, its Manager

	By:	/s/ William Kamer
William Kamer
Senior Vice President

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SUPPLEMENT TO JOINDER AGREEMENT

This SUPPLEMENT TO JOINDER AGREEMENT (this “Supplement”) is attached to and forms a part of the JOINDER AND SUPPLEMENT AGREEMENT (the “Joinder Agreement”) dated as of August 26, 2005 executed by and among DEG, LLC, a limited liability company organized under the laws of the State of Delaware (the “Co-Borrower”), and Douglas Emmett 2002, LLC, a limited liability company organized under the laws of the State of Delaware (the “Borrower”) for the benefit of Eurohypo AG, New York Branch, as Administrative Agent, and the Lenders from time to time party to that certain Loan Agreement (the “Loan Agreement”) dated as of August 26, 2005. Capitalized terms used but not defined herein shall have the meanings assigned them in the Loan Agreement and the Joinder Agreement.

IN ADDITION TO AND WITHOUT LIMITING THE COVENANTS AND REPRESENTATIONS AND WARRANTIES OF BORROWER AND CO-BORROWER CONTAINED IN THE JOINDER AGREEMENT AND THE LOAN AGREEMENT, BORROWER AND CO-BORROWER FURTHER AGREE AS FOLLOWS:

1.                                      Modifications to the Loan Agreement. The Loan Agreement is hereby Modified as follows:

(a)                                  The RECITALS shall be supplemented as follows:

“The Co-Borrower is the owner of (a) (i) a fee simple interest in certain condominium apartments listed on Schedule 1A-2 (the “Fee Apartments”) constituting part of that certain office building project listed in Schedule 1A-1 to the Supplement to the Joinder Agreement (the “Supplement”) attached to the Joinder Agreement commonly known as Harbor Court, in the City and County of Honolulu, State of Hawaii, on certain land more fully described in Schedule 1B-1 attached to the Supplement (the “Harbor Court Project”) and (ii) a leasehold interest in certain condominium apartments listed on Schedule 1A-2 (the “Leasehold Apartments”) constituting part of the Harbor Court Project, and (b) a fee simple interest and a leasehold interest in that certain office building listed in Schedule 1A-1 attached to the Supplement known as 1132 Bishop Street, in the City and County of Honolulu, State of Hawaii, on certain land more fully described in Schedule 1B-1 attached to the Supplement attached to the Joinder and Supplement (the “Bishop Street Project”) (the rights of the Co-Borrower with respect to each such building and to the land on which each such building is located, together with the rights of the Co-Borrower with respect to any air rights and other rights, privileges, easements, hereditaments and appurtenances thereunto relating or appertaining thereto, all Improvements thereon, together with all fixtures and equipment required for the operation thereof, all personal property related to the foregoing and all other items described in the granting clause of the Deed of Trust relating to each such building and interest in land is referred to as a “Project” and collectively, the “Projects”). Schedule 1B-3 attached to the Supplement sets forth a description of each ground lease (each such ground lease, as the same may be supplemented, amended, modified, renewed or extended, is referred to herein as a “Ground Lease”) under which the Co-Borrower holds it ground leasehold interest in each Project.”

(b)                                 The following new definitions shall be added to the Loan Agreement:

(i)                                     ““Bishop Place Ground Lease” has the meaning assigned to such term in Schedule 1B-3 attached to the Supplement attached to the Joinder and Supplement.”;

(ii)                                  ““Bishop Place Project” has the meaning assigned to such term in the Recitals as supplemented by the Supplement attached to the Joinder and Supplement.”;

(iii)                               ““Condominium Declaration” shall mean that certain Declaration of Condominium Property Regime dated May 16, 1994, filed in the Office of the Assistant Registrar of the Land Court of the State of Hawaii as Land Court Document No. 2150143, and recorded in the Bureau of Conveyances of the State of Hawaii as Document No. 94-090241, as amended.”;

(iv)                              ““Ground Lease” shall mean collectively, the Bishop Place Ground Lease and the Harbor Court Ground Lease.”;

(v)                                 ““Ground Lease Estoppel” shall mean each of the estoppels each in form and substance satisfactory to the Administrative Agent which have been executed, dated and delivered by each Ground Lessor to the Administrative Agent (on behalf of the Lenders) prior to the Closing Date.”;

(vi)                              ““Ground Lessor” shall mean collectively, (i) the lessor who is party to the Bishop Place Ground Lease and (ii) the lessor who is party to the Harbor Court Ground Lease, as identified on Schedule 1B-3 attached to the Supplement attached to the Joinder and Supplement.”;

(vii)                           ““Harbor Court Fee Estate” shall mean the Underlying Fee Estate subject to the Harbor Court Ground Lease.”;

(viii)                        ““Harbor Court Ground Lease” has the meaning assigned to such term in Schedule 1B-3 attached to the Supplement attached to the Joinder and Supplement.”;

(ix)                                ““Harbor Court Project” has the meaning assigned to such term in the Recitals as supplemented by the Supplement attached to the Joinder and Supplement.”; and

(x)                                   ““Underlying Fee Estate” shall mean, for the portion of each Project that is subject to a Ground Lease, those interests consisting of the fee simple interest in the land of such Project subject to such Ground Lease and the rights of the Ground Lessor under such Ground Lease, exclusive of any such interests which are owned by the Co-Borrower and encumbered pursuant to the Deeds of Trust on the Closing Date.”.

(c)                                  The following definitions shall be Modified as set forth below:

(i)                                     Clause (a) of the definition of “Operating Expenses” shall be restated as follows: “(a) allocated amounts on account of Insurance Premiums, Real Estate Taxes and all rentals due under the Ground Leases, prorated on an annual basis,”; and

(d)                                 The following Sections shall be Modified as follows:

(i)                                     Restate Section 6.01(k)(i) as follows:  “(i) each insuring the Administrative Agent for the benefit of the Lenders in an amount equal to the aggregate amount of the Commitments (to the extent advanced) in effect on the Closing Date (with a tie-in endorsement satisfactory to the Administrative Agent) that (A) the Borrower is lawfully seized and possessed of a valid and subsisting fee simple interest in the Projects owned by the Borrower and (B) the Co-Borrower is lawfully seized and possessed of a valid and subsisting fee simple interest in the Fee Apartments, a valid and subsisting leasehold interest in the Leasehold Apartments, a valid and subsisting fee simple interest in the portion of the Bishop Place project owned by the Co-Borrower in fee simple and a valid and subsisting leasehold interest in the portion of the Bishop Place Project that is subject to the Bishop Place Ground Lease, and that the Deeds of Trust constitute valid fee simple and leasehold deed of trust liens on the Projects, as applicable, subject to no Liens other than Permitted Title Exceptions and”;

(ii)                                  Restate Section 6.01(q) as follows:  (q)    “Estoppels. (i) Estoppel certificates in form and substance satisfactory to the Administrative Agent from tenants covering at least seventy five percent (75%) of all the leased space in the Projects, except to the extent that the Administrative Agent agrees in writing to defer the receipt of any tenant estoppel certificate to a date subsequent to the Closing Date, in which case the Borrower shall use commercially reasonable efforts to obtain such deferred estoppel certificates as promptly as possible following the Closing Date and (ii) the Ground Lease Estoppels. For purposes of this requirement, it is agreed that the form tenant estoppels required by any applicable Approved Lease shall be acceptable to the Administrative Agent.”;

(iii)                               Add a new Section 6.01(dd): (dd)    “Ground Lease Estoppels. The Ground Lease Estoppels executed by each Ground Lessor.”;

(iv)                              Add the following sentences to the end of Section 7.10:  “The sole members of Co-Borrower on the date hereof are Borrower’s Member and HBRCT LLC, a Hawaii limited liability company. The sole manager of Co-Borrower on the date hereof is Borrower’s Manager.”;

(v)                                 Replace the first and second sentences of Section 7.12 with the following:  “On the Closing Date, (i) the Borrower will own and on such date will have good, indefeasible and insurable fee simple title to the portion of the Projects (other than the Co-Borrower Projects) consisting of real property free and clear of all Liens, other than Permitted Title Exceptions, (ii) the Co-Borrower will own and on such date will have good, indefeasible and insurable fee simple title to the portion of the Bishop Place Project that is not subject to the Bishop Place Ground Lease consisting of real property free and clear of all Liens, other than Permitted Title Exceptions, (iii) the Co-Borrower will own and on such date will have good, indefeasible and insurable fee simple title to the Fee Apartments consisting of real property free and clear of all Liens, other than Permitted Title Exceptions, and (iv) the Co-Borrower will own and on such date will have good, indefeasible and insurable title to the leasehold estates created by each Ground Lease free and clear of all Liens, other than Permitted Title Exceptions. On the Closing Date, (i) the Borrower will own or (in compliance with Section 9.04(d)) lease and will have good title to all other portions of the Projects (other than the Co-Borrower Projects) free and clear of all Liens, other than Permitted Title Exceptions and rights of equipment lessors under equipment leases currently in effect which comply with the requirements set forth in Sections 9.02(h) and 9.04(d) and (ii) the Co-Borrower will own or (in compliance with Section 9.04(d)) lease and will have good title to (a) all other portions of the Fee Apartments and the Leasehold Apartments and (b) all other portions of the Bishop Place Project, in each case, free and clear of all Liens, other than Permitted Title Exceptions and rights of equipment lessors under equipment leases currently in effect which comply with the requirements set forth in Sections 9.02(h) and 9.04(d).”;

(vi)                              Restate the last sentence of Section 7.12, as follows:  “There are no outstanding options to purchase or rights of first refusal to purchase affecting the Projects except as set forth in the Harbor Court Ground Lease relating to the Harbor Court Project.”;

(vii)                           Add the following sentence at the end of Sections 7.15, 7.20 and 7.24: “The representations and warranties in this Section pertaining to the Co-Borrower and the Harbor Court Project shall only apply to the Fee Apartments and the Leasehold Apartments and not to the portions of the Harbor Court Project owned by the owner’s association or other condominium owners.”;

(viii)                        Add the following sentence at the end of Sections 7.26:  “Notwithstanding the foregoing, the Administrative Agent and the Lenders acknowledge that the Property Manager delegates certain managing and leasing services for the Co-Borrower Projects to third parties selected from time to time by the Property Manager.”;

(ix)                                Replace “Reserved” in Section 7.34 with the following:

“7.34                 Ground Lease. The Co-Borrower has heretofore delivered to the Administrative Agent a true, correct and complete copy of each Ground Lease and none of the Ground Leases has been further Modified. Each Ground Lease is in full force and effect and, except as may be disclosed in the Ground Lease Estoppel for such Ground Lease furnished to the Administrative Agent, the Co-Borrower is not in default thereunder. To the best of the Co-Borrower’s knowledge, except as may be disclosed in the Ground Lease Estoppel for such Ground Lease furnished to the Administrative Agent, neither Ground Lessor is in default under any material covenant or obligation set forth in the applicable Ground Lease.”;

(x)                                   At the end of Section 8.02(b), the text “affecting any of the Co-Borrower Parties or any Project;” shall be restated as follows:  “affecting any of the Co-Borrower Parties, any Project or any Ground Lease;”;

(xi)                                Restate Section 8.02(d) as follows:  “(d)    promptly after the Co-Borrower knows or has reason to believe (i) that any default has occurred by the Co-Borrower or Ground Lessor under any Ground Lease or the Co-Borrower has received a written notice of default from the Ground Lessor under any Ground Lease or (ii) any default has occurred by the Co-Borrower or tenant under any Major Lease or the Co-Borrower has received a written notice of default from the tenant under any Major Lease, a notice of such default;”;

(xii)                             In Section 8.02(e) after the text “copies of” insert the text “any material notices or documents sent to or received by the Co-Borrower pursuant to any Ground Lease;”;

(xiii)                          The following new subsection (j) is added to Section 8.05:

“(j)                               Harbor Court Insurance Program. Notwithstanding anything to the contrary contained herein, it is understood and agreed that the Administrative Agent and the Lenders have reviewed and approved the existing insurance program (the “Existing AOAO Insurance Program”) (including, without limitation, the coverages, deductibles, carriers, ratings, reinsurance and other terms and provisions of such policies) maintained by the owner’s association of the Harbor Court Project (the “AOAO”) pursuant to the Condominium Declaration and, notwithstanding any discrepancies between the Existing AOAO Insurance Program and the insurance requirements set forth in Section 8.05 (the “Insurance Requirements”), the Existing AOAO Insurance Program shall be deemed to satisfy the Insurance Requirements with respect to the Harbor Court Project. If and to the extent any insurance maintained under the Existing AOAO Insurance Program exceeds the Insurance Requirements, the AOAO or Co-Borrower may reduce the insurance maintained under the Existing AOAO Insurance Program to standards that meet or exceed the standards set forth in the Insurance Requirements.”

(xiv)                         Restate Section 8.07(i) as follows:  “maintain or cause to be maintained the Projects owned by the Borrower in good condition and repair in a manner consistent with a Class-A office building located in the relevant submarket in which such Project is located in Los Angeles County, California, and, subject to the terms of the applicable Ground Lease and, in the case of the Harbor Court Project, subject to the terms of the Condominium Declaration, Co-Borrower shall maintain or cause to be maintained the Projects owned by the Co-Borrower in good condition and repair in a manner consistent with a Class-A office building located in the relevant submarket in which such Project is located in Honolulu County, Hawaii, and make all reasonably necessary repairs or replacements thereto;”;

(xv)                            Add the following subparagraph (vi) to Section 8.07:

“(vi)                        Notwithstanding the foregoing, the provisions of this Section 8.07 shall be subject to (i) in the case of the Bishop Place Project, the applicable terms of the Bishop Place Ground Lease and (ii) in the case of the Harbor Court Project, the applicable terms of the Harbor Court Ground Lease and the Condominium Declaration.”;

(xvi)                         Add the following subsection (c) to Section 8.11:

“(c)                            Notwithstanding the foregoing, the provisions of this Section 8.11 shall only apply to the portions of the Co-Borrower Projects that are owned or leased by Co-Borrower; provided, however, that nothing in this subsection (c) shall be construed as limiting the provisions of Sections 8.11(a)(viii) and 8.11(b)(ii) as they pertain to the Co-Borrower Projects.”;

(xvii)                      Add the following sentence to the end of Section 8.12(a):  “Nothing herein shall prohibit the Property Manager, in the exercise of its business judgment, from delegating responsibilities under the Property Management Agreement to Affiliates of the Borrower or Co-Borrower or other third parties licensed to conduct such activities in the State of Hawaii.”;

(xviii)                   Replace “Reserved” in Section 8.20 with the following:

“8.20  Ground Lease.

(a)                              The Co-Borrower shall pay or cause to be paid all rents, additional rents and other sums required to be paid by the Co-Borrower, as tenant under and pursuant to the provisions of each Ground Lease on or before the date on which such rent or other charge is payable. Upon request of the Administrative Agent, the Co-Borrower shall deliver to the Administrative Agent evidence reasonably satisfactory to the Administrative Agent that all such rents and other sums payable, pursuant to each Ground Lease, which are then due and payable, have been paid.

(b)                             The Co-Borrower shall diligently perform and observe all of the terms, covenants and conditions of each Ground Lease on the part of the Co-Borrower, as tenant thereunder, to be performed and observed prior to the expiration of any applicable grace period therein provided and do everything necessary to preserve and to keep unimpaired and in full force and effect each Ground Lease.

(c)                              The Co-Borrower shall promptly notify the Administrative Agent of the giving of any notice by the lessor under any Ground Lease to the Co-Borrower of any default by the Co-Borrower, as lessee thereunder, and promptly deliver to the Administrative Agent a true copy of each such notice.

(d)                             The Co-Borrower shall enforce each covenant or obligation of each Ground Lease in accordance with its terms.

(e)                              Upon the request of the Administrative Agent, the Co-Borrower shall cooperate with the Administrative Agent and the Lenders and, to the extent such conditions have not already been satisfied by each lessor’s execution and delivery of the applicable Ground Lease Estoppel, do such acts as are within its rights and powers to cause the Administrative Agent or its successor on behalf of the Lenders to be deemed a “leasehold mortgagee” or its equivalent under each Ground Lease during all times prior to the satisfaction of the Obligations in full.

(f)                                The Co-Borrower shall deliver to each Ground Lessor under each Ground Lease, if requested by the Administrative Agent or any successor, written notice of the identity of each successor to the Administrative Agent.

(g)                             The Co-Borrower shall furnish to the Administrative Agent all information that the Administrative Agent may reasonably request from time to time concerning each Ground Lease and the Co-Borrower’s compliance with each Ground Lease.

(h)                             The Co-Borrower, promptly upon learning that any lessor under any Ground Lease has failed to perform the terms and provisions under such Ground Lease and immediately upon learning of a rejection or disaffirmance or purported rejection or disaffirmance of any such Ground Lease pursuant to any state or federal bankruptcy law, shall notify the Administrative Agent thereof. Promptly after execution of any amendment to the Deed of Trust covering any Project subject to a Ground Lease, the Co-Borrower shall notify the applicable lessor in a form satisfactory to the Administrative Agent of the execution and delivery of the Deed of Trust or such amendment. The Administrative Agent shall have the right, but not the obligation, to give any lessor under any Ground Lease at any time any notice described in this subsection or otherwise relating to the Deed of Trust or the Loans.

(i)                                 The Co-Borrower shall promptly notify the Administrative Agent of any request that any party to any Ground Lease makes for arbitration or other dispute resolution procedure pursuant to any such Ground Lease and of the institution of any such arbitration or dispute resolution. The Co-Borrower hereby authorizes the Administrative Agent to participate in any such arbitration or dispute resolution but such participation shall not, unless an Event of Default exists, be to the exclusion of the Co-Borrower. The Co-Borrower shall promptly deliver to the Administrative Agent a copy of the determination of each such arbitration or dispute resolution mechanism.

(j)                                 If after an Event of Default the Administrative Agent or its designee shall acquire or obtain a new ground lease following a termination of any Ground Lease, then the Co-Borrower shall have no right, title or interest whatsoever in or to such new Ground Lease, or any proceeds or income arising from the estate arising under any such new Ground Lease, including from any sale or other disposition thereof. The Administrative Agent or its designee shall hold such new ground lease free and clear of any right or claim of the Co-Borrower.

(k)                              In the case of any Project subject to a Ground Lease, and without limiting any provision in the applicable Deed of Trust, upon the acquisition by the Co-Borrower or any Affiliate of the Underlying Fee Estate in the portion of such Project that is subject to a Ground Lease there shall be no merger of the leasehold estate under the Ground Lease with such Underlying Fee Estate without the prior written consent of the Administrative Agent, except as expressly permitted in Section 9.14.

(l)                                 Notwithstanding anything to the contrary contained in the Loan Agreement or the other Loan Documents, Sections 9.01(a) and 9.03 of the Loan Agreement shall not prohibit a merger of the Co-Borrower into the Borrower or the transfer of all of the interests in the Co-Borrower or all of the Co-Borrower Projects to the Borrower, subject in each case to the Liens and security interests created by the Loan Documents.

(m)                           Co-Borrower shall be permitted to transfer the Co-Borrower Projects (either with or without the Projects owned by the Borrower) on the same terms and conditions as set forth in Section 9.03(a)(iii) of the Loan Agreement; provided, however, that no such transfer of the Co-Borrower Projects to a Qualified Successor Entity shall be permitted unless either (i) the Borrower shall transfer the Projects owned by the Borrower to the same Qualified Successor Entity or to another Qualified Successor Entity that qualifies as such pursuant to the same clause (i.e., clause (I), (II) or (III) of the definition of Qualified Successor Entity set forth in the Loan Agreement), or (ii) direct or indirect Equity Interests in the Borrower are transferred to a Person that controls, is controlled by or is under common control with the Qualified Successor Entity to which the Co-Borrower Projects are transferred and such transfer of Equity Interests is otherwise permitted by the Loan Agreement.”

(xix)                           Insert a new Section 9.03(a)(ix) as follows:  “(ix) Transfers by HBRCT LLC, a Hawaii limited liability company, or any successor in interest thereto, of its direct or indirect ownership or other Equity Interests in the Co-Borrower.”;

(xx)                              The text “(except for the Permitted Public REIT Transfer, any Transfer of publicly-traded stocks in the Permitted Public REIT or any Transfers following a Permitted Public REIT Transfer that are permitted by Section 9.03(a)(viii))” in the second sentence of the last paragraph of Section 9.03 shall be restated as follows:  “(except for the Permitted Public REIT Transfer, any Transfer of publicly-traded stocks in the Permitted Public REIT, any Transfer permitted by Section 9.03(a)(ix) or any Transfers following a Permitted Public REIT Transfer that are permitted by Section 9.03(a)(viii))”;

(xxi)                           Insert a new Section 9.04(i) as follows:

“(i)                               Additional Indebtedness relating to Harbor Court Project. Indebtedness of the Co-Borrower for borrowed money incurred in connection with the assumption by the Co-Borrower of the financing which encumbers the Harbor Court Fee Estate as of the Closing Date in connection with the Co-Borrower’s acquisition of the Harbor Court Fee Estate in accordance with the Harbor Court Ground Lease; provided that Co-Borrower complies the provisions set forth in Section 9.14.”;

(xxii)                        Add the following sentence to the end of the last paragraph of Section 9.12:  “The Administrative Agent and the Lenders acknowledge that the Harbor Court Project is subject to the Condominium Declaration which may be amended without the Administrative Agent’s approval as necessary in order to effectuate Transfers permitted by the Loan Documents.”;

(xxiii)                     Replace “Reserved” in Section 9.14 with the following:

“9.14                     Ground Lease. The Co-Borrower shall not (a) surrender any leasehold estate created by any Ground Lease or terminate or cancel any Ground Lease without the prior written consent of the Administrative Agent and the Required Lenders; (b) without the Administrative Agent’s prior written consent, cause, agree to, or permit to occur any subordination, or consent to the subordination of, such Ground Lease to any mortgage, deed of trust or other Lien encumbering (or that may in the future encumber) the estate of the lessor under the Ground Lease in any premise(s) demised to the Co-Borrower under a Ground Lease (other than a subordination or consent to subordination expressly required by the terms of the

Ground Lease); (c) grant any consent, approval or waiver under, or agree to any termination, cancellation or modification of any Ground Lease, in each case, without the prior written consent of the Administrative Agent and, in the case of any material consent, approval, waiver or modification, the prior written consent of the Required Lenders, except where the collateral for the Loans consists of both the leasehold and entire fee interests in the portion of the Project covered by such Ground Lease and such consent, approval, waiver or modification has no Material Adverse Effect on the Lenders or on the security interests in such Project held for their benefit. Any such surrender of the leasehold estate created by such Ground Lease or termination, cancellation or Modification of such Ground Lease not permitted pursuant to the foregoing terms of this Section 9.14 shall be void ab initio and of no force and effect. Notwithstanding the foregoing, if, in connection with the Co-Borrower’s acquisition of the entirety of the Underlying Fee Estate of a Project, other than the acquisition of the Harbor Court Fee Estate, (i) the Co-Borrower grants to the Administrative Agent on behalf of the Lenders a first priority perfected Lien on the entirety of such Underlying Fee Estate (together with all other right, title and interest of the Co-Borrower in and to such Project), on the same terms, covenants and conditions as are set forth in the form of Deed of Trust used for the fee portion of such Project, (ii) the Co-Borrower delivers to the Administrative Agent concurrently with the recordation of such Deed of Trust (or an amendment to the Deed of Trust for such Project providing with respect to the Underlying Fee Estate (and all other right, title and interest of the Co-Borrower in and to such Project) the same terms, covenants and conditions as are set forth in the form of Deed of Trust used for the fee portion of such Project) a Title Policy obtained from the Title Insurer at the Co-Borrower’s sole cost and expense which complies with the requirements of Section 6.01 of this Agreement and amendments to all Loan Documents (in form and substance satisfactory to the Administrative Agent, and as reasonably required by the Administrative Agent) relating to such Project confirming that all of the Co-Borrower’s representations, warranties, covenants and obligations and all of the rights, remedies and benefits of the Administrative Agent and the Lenders thereunder with respect to such Project apply to the Underlying Fee Estate of such Project together with all other right, title and interest of the Co-Borrower in and to such Project, and (iii) the Co-Borrower pays all reasonable costs and expenses of the Administrative Agent incurred in connection with such acquisition and amendment in accordance with Section 14.03, then, so long as no Event of Default then exists, the Co-Borrower may elect to terminate the Ground Lease for such Project upon at least thirty (30) days’ prior written notice to the Administrative Agent at any time following the end of any preference period, if any, applicable to the encumbrance of the Underlying Fee Estate in favor of the Administrative Agent, without any further consent of the Administrative Agent or any Lender, unless, in the reasonable opinion of the Administrative Agent or the Required Lenders delivered by a written notice to the Co-Borrower prior to the end of such thirty (30) day period, such termination would have any Material Adverse Effect. Notwithstanding the foregoing, if the Co-Borrower notifies the Administrative Agent of its intention to make such acquisition and requests the Administrative Agent to determine whether it or the Required Lenders would claim that the termination of the applicable Ground Lease in connection with the Co-Borrower’s acquisition of the Underlying Fee Estate in compliance with this Section 9.14 would have a Material Adverse Effect, the failure of the Administrative Agent or the Required Lenders to assert such claim within thirty (30) days after receiving such notice shall be deemed an election by the Administrative Agent and the Required Lenders not to assert such claim for purposes of this Section 9.14. Such deemed election shall not be binding on the Administrative Agent or the

Required Lenders with respect to any acquisition consummated more than one hundred eighty (180) days following the Co-Borrower’s request for such determination. Notwithstanding the foregoing, or anything to the contrary contained in this Agreement, if Co-Borrower elects to exercise its option to purchase the Harbor Court Fee Estate, as set forth in the Harbor Court Ground Lease, then Co-Borrower shall be permitted to assume the existing financing on the Harbor Court Fee Estate, and the Administrative Agent and each Lender acknowledges and agrees that it shall not be entitled to a Lien on the Harbor Court Fee Estate; provided, however, that (A) Co-Borrower shall be prohibited from merging the leasehold estate under the Harbor Court Ground Lease with the Harbor Court Fee Estate, and (B) Co-Borrower shall not be permitted to terminate the Harbor Court Ground Lease”;

(xxiv)                    The following sentence is added at the end of Section 9.15:  “Nothing herein shall prohibit the Property Manager, in the exercise of its business judgment, from delegating responsibilities under the Property Management Agreement to Affiliates of the Borrower or Co-Borrower or other third parties licensed to conduct such activities in the State of Hawaii.”; and

(xxv)                       Insert a new Section 10.04 as follows:

(xxvi)                    “10.04   Certain Limitations. The provisions of Article X shall be subject, with respect to the Co-Borrower Projects, to the terms of the applicable Ground Lease and, in the case of the Harbor Court Project, to the terms of the Condominium Declaration.”; and

(xxvii)                 Replace “Reserved” in Section 12.01(q) with the following:  “(q)    The Co-Borrower shall default under the Ground Lease and such default is not cured within the applicable notice and cure periods provided therein; or”.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

DEG, LLC, a Delaware limited liability company

By:	Douglas Emmett Realty Advisors,
its Manager

	By:	/s/ William Kamer
William Kamer
Senior Vice President

Address for Notices:

DEG, LLC
c/o Douglas Emmett Realty Advisors
808 Wilshire Boulevard, Suite 200
Santa Monica, California 90401
Attention: Jordan L. Kaplan and William Kamer
Telecopier No.: (310) 255-7702

DOUGLAS EMMETT 2002, LLC
a Delaware limited liability company

By:	DOUGLAS EMMETT REALTY
ADVISORS,
a California corporation, its Manager

	By:	/s/ William Kamer
William Kamer
Senior Vice President

1

SCHEDULE 1A-1

LIST OF PROJECTS OWNED BY CO-BORROWER

1.	Bishop Place
1132 Bishop Street
Honolulu, HI

2.	Harbor Court
55 Merchant Street
Honolulu, HI